Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-148299 on Form S-8 of SandRidge Energy, Inc., of our report dated June 25, 2010, appearing in this Annual Report on Form 11-K of the SandRidge Energy, Inc. 401(k) Plan for the year ended December 31, 2009.

/s/ McConnell & Jones LLP Houston, Texas June 25, 2010

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